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AMENDED AND RESTATED BY-LAWS

EQ Advisors Trust

a Delaware Statutory Trust

May 6, 2016

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i

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AMENDED AND RESTATED BY-LAWS

OF

EQ Advisors Trust

A Delaware Statutory Trust

INTRODUCTION

A. Agreement and Declaration of Trust. These By-Laws shall be subject to the Agreement and Declaration of Trust, as from time to time in effect and as amended and restated (the “Declaration of Trust”), of the EQ Advisors Trust, a Delaware statutory trust (the “Trust”). In the event of any inconsistency between the terms hereof and the terms of the Declaration of Trust, the terms of the Declaration of Trust shall control.

B. Definitions. Capitalized terms used herein and not herein defined are used as defined in the Declaration of Trust.

ARTICLE I

Offices

Section 1. Principal Office. The Trustees shall fix and, from time to time, may change, the location of the principal executive office of the Trust at any place within or outside the State of Delaware.

Section 2. Delaware Office. The Trustees shall establish a registered office in the State of Delaware and shall appoint as the Trust’s registered agent for service of process in the State of Delaware an individual who is a resident of the State of Delaware or a Delaware corporation or a corporation authorized to transact business in the State of Delaware; in each case the business office of such registered agent for service of process shall be identical with the registered Delaware office of the Trust. The Trustees may designate a successor resident agent; provided, however, that such appointment shall not become effective until a certificate of amendment to the Trust’s certificate of trust is filed in the office of the Delaware Secretary of State.

Section 3. Other Offices. The Trustees may at any time establish and maintain other branch or subordinate offices and places of business at any place or places within or outside the State of Delaware as the Trustees may determine.

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ARTICLE II

Meetings of Shareholders

Section 1. Place of Meetings. Meetings of Shareholders shall be held at any place designated by the Trustees. In the absence of any such designation, Shareholders’ meetings shall be held at the principal executive office of the Trust.

Section 2. Call of Meetings. There shall be no annual Shareholders’ meetings. Special meetings of the Shareholders may be called at any time by the Trustees or by the President for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided or provided in the Declaration of Trust or upon any other matter as to which such vote or authority is deemed by the Trustees or the President to be necessary or desirable. Meetings of the Shareholders may be called for any purpose deemed necessary or desirable upon the written request of the Shareholders holding at least ten percent (10%) of the outstanding Shares entitled to vote at such meeting; provided, that (1) such request shall state the purposes of such meeting and the matters proposed to be acted on, and (2) the Shareholders requesting such meeting shall have paid to the Trust the reasonably estimated cost of preparing and mailing the notice thereof, which the Secretary shall determine and specify to such Shareholders. If the Secretary fails for more than thirty days to call a special meeting when required to do so, the Trustees or the Shareholders requesting such a meeting may, in the name of the Secretary, call the meeting by giving the required notice. The Secretary shall not call a special meeting upon the request of Shareholders of any Series or Class to consider any matter that is substantially the same as a matter voted upon at any special meeting of Shareholders of such Series or Class held during the preceding twelve months, unless requested by the holders of a majority of the outstanding Shares of such Series or Class entitled to be voted at such meeting.

Section 3. Notice of Meetings of Shareholders. All notices of meetings of Shareholders shall be sent or otherwise given to Shareholders in accordance with Section 4 of this Article II not less than ten (10) nor more than ninety (90) days before the date of the meeting. The notice shall specify (i) the place, date and hour of the meeting, and (ii) the general nature of the business to be transacted. The notice of any meeting at which Trustees are to be elected also shall include the name of any nominee or nominees whom at the time of the notice are intended to be presented for election.

If any action is proposed to be taken at any meeting of Shareholders for approval of (i) a contract or transaction in which a Trustee has a direct or indirect financial interest, (ii) an amendment of the Declaration of Trust, (iii) a reorganization of the Trust, or (iv) a voluntary dissolution of the Trust, in each case for which a Shareholder vote is required or permitted, the notice shall also state the general nature of that proposed action.

Section 4. Manner of Giving Notice; Affidavit of Notice. Notice of any meeting of Shareholders shall be (i) given either personally by hand delivery or telephone, or by first-class

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mail, overnight courier, facsimile,’ electronic mail or other written or electronic communication, charges prepaid, and (ii) addressed to the Shareholder at the address of that Shareholder appearing on the books of the Trust or its transfer agent, or given by the Shareholder to the Trust or the Trust’s transfer agent for the purpose of notice. If no such address appears on the Trust’s books or is not given to the Trust, notice shall be deemed waived and therefore unnecessary, unless or until the Shareholder provides the Trust, or the Trust’s transfer agent, with his or her address. Notice shall be deemed to have been given at the time when delivered personally or deposited in the mail or sent by other means of written or electronic communication, or, where notice is given by publication, on the date of publication. Without limiting the manner by which notice may be given effectively to Shareholders, any notice to Shareholders given by the Trust shall be effective if given by a single notice to all Shareholders who share an address if delivered in accordance with applicable regulations of the Commission.

If any notice addressed to a Shareholder at the address of that Shareholder appearing on the books of the Trust is returned to the Trust by the United States Postal Service marked to indicate that the Postal Service is unable to deliver the notice to the Shareholder at that address, all future notices or reports shall be deemed to have been duly given without further mailing if such future notices or reports shall be kept available to the Shareholder, upon written demand of the Shareholder, at the principal executive office of the Trust for a period of one year from the date of giving the notice.

An affidavit of the mailing or other means of giving any notice of any meeting of Shareholders shall be filed and maintained in the minute book of the Trust.

Section 5. Adjourned Meeting; Notice. A Shareholders’ meeting may be adjourned one or more times for any reason, whether or not a quorum is present, including the failure of a quorum to attend the meeting. No notice of adjournment of a meeting to another time or place need be given to Shareholders if such time and place are announced at the meeting at which the adjournment is taken or reasonable notice is given to persons present at the meeting, and if the adjourned meeting is held within a reasonable time after the date set for the original meeting. Determination of reasonable notice and a reasonable time for purposes of the foregoing sentence is to be made by the officers of the Trust.

If after the adjournment a new record date is fixed for the adjourned meeting, the Secretary shall give notice of the adjourned meeting to Shareholders of record entitled to vote at such meeting. If the adjournment is for more than sixty (60) days from the date set for the original meeting, the Trustees shall set a new record date. Notice of any such adjourned meeting shall be given to each Shareholder of record entitled to vote at the adjourned meeting in accordance with the provisions of Sections 3 and 4 of this Article II. Any business that might have been transacted at the original meeting may be transacted at any adjourned meeting. An adjournment may be made with respect to one or more proposals, but not necessarily all

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proposals, to be voted or acted upon at such meeting and any such adjournment shall not delay or otherwise affect the effectiveness or validity of a vote or other action taken prior to adjournment. Any irregularities in the notice of any meeting or the nonreceipt of any such notice by any of the Shareholders shall not invalidate any action otherwise properly taken at any such meeting.

Section 6. Voting. The Shareholders entitled to vote at any meeting of Shareholders shall be determined in accordance with the provisions of the Declaration of Trust. The Shareholders’ vote may be by voice vote or by ballot, provided, however, that any election for Trustees must be by ballot if demanded by any Shareholder before the voting has begun. On any matter other than election of Trustees, any Shareholder may vote part of the Shares in favor of the proposal and refrain from voting the remaining Shares or vote them against the proposal, but if the Shareholder fails to specify the number of Shares which the Shareholder is voting affirmatively, it will be conclusively presumed that the Shareholder’s approving vote is with respect to the total Shares that such Shareholder is entitled to vote on such proposal.

Section 7. Waiver of Notice, Consent of Absent Shareholders. The transaction of business and any actions taken at a meeting of Shareholders, however called and noticed and wherever held, shall be as valid as though taken at a meeting duly held after regular call and notice, provided a quorum is present either in person or by proxy at the meeting of Shareholders and if either before or after the meeting, each Shareholder entitled to vote who was not present in person or by proxy at the meeting of the Shareholders signs a written waiver of notice or a consent to a holding of the meeting or an approval of the minutes. The waiver of notice or consent need not specify either the business to be transacted or the purpose of any meeting of Shareholders.

Attendance by a Shareholder at a meeting of Shareholders shall also constitute a waiver of notice of that meeting, except if the Shareholder objects at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened and except that attendance at a meeting of Shareholders is not a waiver of any right to object to the consideration of matters not included in the notice of the meeting of Shareholders if that objection is expressly made at the beginning of the meeting.

Section 8. Shareholder Action by Written Consent Without a Meeting. Except as provided in the Declaration of Trust, any action that may be taken at any meeting of Shareholders may be taken without a meeting, if such action is submitted by consent of the Board of Trustees, by a written consent of the holders of outstanding Shares having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all Shares entitled to vote on that action were present and voted, and such written consent is filed with the records of the meetings of Shareholders. All such consents shall be filed with the Secretary of the Trust and shall be maintained in the Trust’s records. Any Shareholder giving a written consent or the Shareholder’s proxy holders or a transferee of the

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Shares or a personal representative of the Shareholder or their respective proxy holders may revoke the Shareholder’s written consent by a writing received by the Secretary of the Trust before written consents of the number of Shares required to authorize the proposed action have been filed with the Secretary.

If the unanimous written consent of all such Shareholders shall not have been received, the Secretary shall give prompt notice of the action approved by the Shareholders without a meeting. This notice shall be given in the manner specified in Section 4 of this Article II.

Section 9. Record Date for Shareholder Notice, Voting and Giving Consents.

(a) For purposes of determining the Shareholders entitled to vote or act at any meeting or adjournment thereof, the Trustees may fix in advance a record date which shall not be more than ninety (90) days nor less than ten (10) days before the date of any such meeting. Without fixing a record date for a meeting, the Trustees may for voting and notice purposes close the register or transfer books for one or more Series (or Classes) for all or any part of the period between the earliest date on which a record date for such meeting could be set in accordance herewith and the date of such meeting.

(b) If the Trustees do not so fix a record date or close the register or transfer books of the affected Series or Classes, the record date for determining Shareholders entitled to notice of or to vote at a meeting of Shareholders shall be the close of business on the business day next preceding the day on which notice is given or if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held.

(c) The record date for determining Shareholders entitled to give consent to action in writing without a meeting, (a) when no prior action of the Trustees has been taken, shall be the day on which the first written consent is given, or (b) when prior action of the Trustees has been taken, shall be (i) such date as determined for that purpose by the Trustees, which record date shall not precede the date upon which the resolution fixing it is adopted by the Trustees and shall not be more than twenty (20) days after the date of such resolution, or (ii) if no record date is fixed by the Trustees, the record date shall be the close of business on the day on which the Trustees adopt the resolution relating to that action. Nothing in this Section shall be construed as precluding the Trustees from setting different record dates for different Series or Classes. Only Shareholders of record on the record date as herein determined shall have any right to vote or to act at any meeting or give consent to any action relating to such record date, notwithstanding any transfer of Shares on the books of the Trust after such record date.

Section 10. Proxies. Subject to the provisions of the Declaration of Trust, Shareholders entitled to vote for Trustees or on any other matter shall have the right to do so either in person or by proxy, provided that either: (i) an instrument authorizing such a proxy to act is executed by the Shareholder or his or her authorized attorney-in-fact in writing and dated not more than

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eleven (11) months before the meeting, unless the instrument specifically provides for a longer period; or (ii) the Trustees adopt an electronic, telephonic, computerized or other alternative to the execution of a written instrument authorizing the proxy to act, and such authorization is received not more than eleven (11) months before the meeting. If a proposal by anyone other than the officers or Trustees is submitted to a vote of the Shareholders of any Series or Class, or if there is a proxy contest or proxy solicitation or proposal in opposition to any proposal by the officers or Trustees, Shares may be voted only in person or by written proxy. A proxy shall be deemed executed by a Shareholder if the Shareholder’s name is placed on the proxy (whether by manual signature, typewriting, electronic transmission or otherwise) by the Shareholder or the Shareholder’s attorney-in-fact. A valid proxy which does not state that it is irrevocable shall continue in full force and effect unless (i) revoked by the Person executing it before the vote pursuant to that proxy is taken, (a) by a writing delivered to the Trust stating that the proxy is revoked, or (b) by a subsequent proxy executed by such Person, or (c) attendance at the meeting and voting in person by the Person executing that proxy, or (d) revocation by such Person using any electronic, telephonic, computerized or other alternative means authorized by the Trustees for authorizing the proxy to act; or (ii) written notice of the death or incapacity of the maker of that proxy is received by the Trust before the vote pursuant to that proxy is counted. A proxy with respect to Shares held in the name of two or more Persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of the two or more Persons. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger.

Section 11. Inspectors of Election. Before any meeting of Shareholders, the Trustees may appoint any persons other than nominees for office to act as inspectors of election at the meeting or its adjournment. If no inspectors of election are so appointed, the Chairman of the meeting may appoint inspectors of election at the meeting. If any person appointed as inspector fails to appear or fails or refuses to act, the Chairman of the meeting may appoint a person to fill the vacancy.

These inspectors shall:

(a) Determine the number of Shares outstanding and the voting power of each, the Shares represented at the meeting, the existence of a quorum and the authenticity, validity and effect of proxies;

(b) Receive votes, ballots or consents;

(c) Hear and determine all challenges and questions in any way arising in connection with the right to vote;

(d) Count and tabulate all votes or consents;

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(e) Determine when the polls shall close;

(f) Determine the result; and

(g) Do any other acts that may be proper to conduct the election or vote with fairness to all Shareholders.

Section 12. Eligible Shareholders. Only eligible shareholders may purchase Shares. Eligible Shareholders are: (a) separate accounts of The Equitable Life Assurance Society of the United States or of other insurance companies; (b) The Equitable Life Assurance Company of the United States; (c) any corporation related in a manner specified in Section 267(b) of the Internal Revenue Code, as amended, (the “Code”) to The Equitable Life Assurance Society of the United States; and (d) any trustee of a qualified pension or retirement plan or such other entity or entities as are permitted by the Code or the rules and regulations thereunder to be eligible shareholders. Shares may be transferred to eligible shareholders. Shares may not be transferred to someone other than an eligible shareholder, and when the Trust is requested to make such a transfer, it may elect to purchase such Shares at their net asset value next determined following receipt of the request for transfer.

ARTICLE III

Trustees

Section 1. Powers. Subject to the applicable provisions of the 1940 Act, the Declaration of Trust and these By-Laws relating to action required to be approved by the Shareholders, the business and affairs of the Trust and any Series shall be managed and all powers shall be exercised by or under the direction of the Trustees.

Section 2. Number of Trustees. The exact number of Trustees within the limits specified in the Declaration of Trust shall be fixed from time to time by a resolution of the Trustees.

Section 3. Vacancies. Vacancies in the authorized number of Trustees may be filled as provided in the Declaration of Trust.

Section 4. Place of Meetings and Meetings by Telephone. All meetings of the Trustees may be held at any place that has been selected from time to time by the Trustees. In the absence of such a selection, regular meetings shall be held at the principal executive office of the Trust. Subject to any applicable requirements of the 1940 Act, any meeting, regular or special, may be held by conference telephone or similar communication equipment, so long as all Trustees participating in the meeting can hear one another and all such Trustees shall be deemed to be present in person at the meeting.

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Section 5. Regular Meetings. Regular meetings of the Trustees shall be held at such time as shall from time to time be fixed by the Trustees. Such regular meetings may be held without notice.

Section 6. Special Meetings. Special meetings of the Trustees for any purpose or purposes may be called at any time by the President or any Vice President or the Secretary or any two (2) Trustees. Notice of the time, place and purpose of special meetings shall be (i) communicated to each Trustee orally in person or by telephone, or transmitted by first-class mail, electronic mail or other written or electronic means, and (ii) addressed to each Trustee at that Trustee’s address as it is shown on the records of the Trust. If the notice is mailed, it shall be deposited in the United States mail at least seven (7) calendar days before the time of the holding of the meeting. If the notice is delivered personally or by telephone or by electronic mail (or similar electronic means), or overnight courier, it shall be given at least forty-eight (48) hours before the time of the holding of the meeting. Any oral notice given personally or by telephone must be communicated only to the Trustee. The notice need not specify the purpose of the meeting or the place of the meeting, if the meeting is to be held at the principal executive office of the Trust. Notice of a meeting need not be given to any Trustee if a written waiver of notice, executed by such Trustee before or after the meeting, is filed with the records of the meeting, or to any Trustee who attends the meeting without protesting, prior thereto or at its commencement, the lack of notice to such Trustee.

Section 7. Quorum. One third (1/3) of the authorized number of Trustees shall constitute a quorum for the transaction of business, except to adjourn as provided in Section 9 of this Article III. Every act or decision done or made by a majority of the Trustees present at a meeting duly held at which a quorum is present shall be regarded as the act of the Trustees, subject to the provisions of the Declaration of Trust. A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of Trustees if any action taken is approved by at least a majority of the required quorum for that meeting.

Section 8. Waiver of Notice. Notice of any meeting need not be given to any Trustee who, either before or after the meeting, signs a written waiver of notice, a consent to holding the meeting, or an approval of the minutes. The waiver of notice or consent need not specify the purpose of the meeting. All such waivers, consents, and approvals shall be filed with the records of the Trust or made a part of the minutes of the meeting. Notice of a meeting shall also be deemed given to any Trustee who attends the meeting without protesting, prior to or at its commencement, the lack of notice to that Trustee.

Section 9. Adjournment. A majority of the Trustees present, whether or not constituting a quorum, may adjourn any meeting to another time and place.

Section 10. Notice of Adjournment. Notice of the time and place of holding an adjourned meeting need not be given unless the meeting is adjourned for more than forty-eight

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(48) hours, in which case notice of the time and place shall be given before the time of the adjourned meeting in the manner specified in Section 6 of this Article III to the Trustees who were present at the time of the adjournment.

Section 11. Action Without a Meeting. Unless the 1940 Act requires that a particular action be taken only at a meeting at which the Trustees are present in person, any action to be taken by the Trustees at a meeting may be taken without such meeting by the written consent of a majority of the Trustees then in office. Any such written consent may be executed and given by telecopy or similar electronic means. Such written consents shall be filed with the minutes of the proceedings of the Trustees. If any action is so taken by the Trustees by the written consent of less than all of the Trustees, prompt notice of the taking of such action shall be furnished to each Trustee who did not execute such written consent, provided that the effectiveness of such action shall not be impaired by any delay or failure to furnish such notice.

Section 12. Fees and Compensation of Trustees. Trustees and members of committees may receive such compensation, if any, for their services and such reimbursement of expenses as may be fixed or determined by resolution of the Trustees. This Section 12 of Article III shall not be construed to preclude any Trustee from serving the Trust in any other capacity as an officer, agent, employee, or otherwise and receiving compensation for those services.

Section 13. Delegation of Power to Other Trustees. Any Trustee may, by power of attorney, delegate his or her power for a period not exceeding one (1) month at any one time to any other Trustee. Except where applicable law may require a Trustee to be present in person, a Trustee represented by another Trustee, pursuant to such power of attorney, shall be deemed to be present for purpose of establishing a quorum and satisfying the required majority vote.

ARTICLE IV

Committees

Section 1. Committees of Trustees. The Trustees may designate one or more committees of the Trustees. The Trustees shall determine the number of members of each committee and its powers and shall appoint its members and its chair. The Trustees may designate one or more Trustees as alternate members of any committee, who may replace any absent or recused member at any meeting of such committee. Each committee member shall serve at the pleasure of the Trustees. The Trustees may abolish any committee at any time. Each committee shall maintain records of its meetings and report its actions to the Trustees when required. The Trustees may rescind any action of any committee, but such rescission shall not have retroactive effect. Any committee to the extent provided for by resolution of the Trustees, shall have the authority of the Trustees, except with respect to:

(a) the approval of any action which under applicable law requires approval by a majority of the entire authorized number of Trustees or certain Trustees;

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(b) the filling of vacancies of Trustees;

(c) the fixing of compensation of the Trustees for services generally or as a member of any committee;

(d) the amendment or termination of the Declaration of Trust or any Series or Class or the amendment of the By-Laws or the adoption of new By-Laws;

(e) the amendment or repeal of any resolution of the Trustees which by its express terms is not so amendable or repealable;

(f) a distribution to the Shareholders, except at a rate or in a periodic amount or within a designated range determined by the Trustees; or

(g) the appointment of any other committees of the Trustees or the members of such new committees.

Section 2. Proceedings; Quorum; Action. Each committee may adopt such rules governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the absence of such rules, a majority of any committee shall constitute a quorum, and a committee shall act by the vote of a majority of a quorum.

Section 3. Compensation of Committee Members. Each committee member who is not an Interested Person of the Trust may receive such compensation from the Trust for services as the Trustees may determine. Each Trustee may receive such reimbursement for expenses as the Trustees may determine.

ARTICLE V

Officers

Section 1. Officers. The officers of the Trust shall be a President, a Secretary, and a Treasurer. The Trust may also have, at the discretion of the Trustees, a Chairman of the Board (Chairman), one or more Vice Presidents, one or more Assistant Secretaries, one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V. Any number of offices may be held by the same person. The Chairman, if there be one, shall be a Trustee and may be, but need not be, a Shareholder; and any other officer may be, but need not be, a Trustee or Shareholder.

Section 2. Election of Officers. The officers of the Trust, except such officers as may be appointed in accordance with the provisions of Section 3 or Section 5 of this Article V, shall be chosen by the Trustees, and each shall serve at the pleasure of the Trustees, subject to the rights, if any, of an officer under any contract of employment with the Trust.

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Section 3. Subordinate Officers. The Trustees may appoint and may empower the President to appoint such other officers as the business of the Trust may require, each of whom shall hold office for such period, have such authority and perform such duties as are provided in these By-Laws or as the Trustees may from time to time determine.

Section 4. Removal and Resignation of Officers. Subject to the rights, if any, of an officer under any contract of employment, any officer may be removed, either with or without cause, by the Trustees at any regular or special meeting of the Trustees or by the principal executive officer or by such other officer upon whom such power of removal may be conferred by the Trustees.

Any officer may resign at any time by giving written notice to the Trust. Any resignation shall take effect at the date of the receipt of that notice or at any later time specified in that notice; and unless otherwise specified in that notice, the acceptance of the resignation shall not be necessary to make it effective. Any resignation is without prejudice to the rights, if any, of the Trust under any contract to which the officer is a party.

Section 5. Vacancies in Offices. A vacancy in any office because of death, resignation, removal, disqualification or other cause shall be filled in the manner prescribed in these By-Laws for regular appointment to that office. The President may make temporary appointments to a vacant office pending action by the Trustees.

Section 6. Chairman. The Chairman, if such an officer is elected, shall if present, preside at meetings of the Trustees, shall be the chief executive officer of the Trust and shall, subject to the control of the Trustees, have general supervision, direction and control of the business and the officers of the Trust and exercise and perform such other powers and duties as may be from time to time assigned to him by the Trustees or prescribed by the Declaration of Trust or these By-Laws.

Section 7. President. Subject to such supervisory powers, if any, as may be given by the Trustees to the Chairman, if there be such an officer, the President shall be the chief operating officer of the Trust and shall, subject to the control of the Trustees and the Chairman, have general supervision, direction and control of the business and the officers of the Trust. He or she shall preside at all meetings of the Shareholders and, in the absence of the Chairman or if there be none, at all meetings of the Trustees. He or she shall have the general powers and duties of a president of a corporation and shall have such other powers and duties as may be prescribed by the Trustees, the Declaration of Trust or these By-Laws.

Section 8. Vice Presidents. In the absence or disability of the President, any Vice President, unless there is an Executive Vice President, shall perform all the duties of the President and when so acting shall have all powers of and be subject to all the restrictions upon the President. The Executive Vice President or Vice Presidents, whichever the case may be, shall

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have such other powers and shall perform such other duties as from time to time may be prescribed for them respectively by the Trustees or the President or the Chairman or by these ByLaws. The Trustees may designate a Vice President as the principal financial officer of the Trust or to serve one or more other functions. If a Vice President is designated as principal financial officer of the Trust, he or she shall have general charge of the finances and books of the Trust and shall report to the Trustees annually regarding the financial condition of each Series as soon as possible after the close of such Series’ fiscal year. The Trustees also may designate one of the Vice Presidents as Executive Vice President.

Section 9. Secretary. The Secretary shall keep or cause to be kept at the principal executive office of the Trust, or such other place as the Trustees may direct, a book of minutes of all meetings and actions of Trustees, committees of Trustees and Shareholders with the time and place of holding, whether regular or special, and if special, how authorized, the notice given, the names of those present at Trustees’ meetings or committee meetings, the number of Shares present or represented at meetings of Shareholders and the proceedings of the meetings.

The Secretary shall keep or cause to be kept at the principal executive office of the Trust or at the office of the Trust’s transfer agent or registrar, a share register or a duplicate share register showing the names of all Shareholders and their addresses, the number and classes of Shares held by each, the number and date of certificates issued for the same and the number and date of cancellation of every certificate surrendered for cancellation.

The Secretary shall give or cause to be given notice of all meetings of the Shareholders and of the Trustees (or committees thereof) required to be given by these By-Laws or by applicable law and shall have such other powers and perform such other duties as may be prescribed by the Trustees or by these By-Laws.

Any Assistant Secretary may perform such duties of the Secretary as the Trustees or the Secretary may assign, and, in the absence of the Secretary, may perform all the duties of the Secretary.

Section 10. Treasurer. The Treasurer shall be the chief financial officer and chief accounting officer of the Trust and shall keep and maintain or cause to be kept and maintained adequate and correct books and records of accounts of the properties and business transactions of the Trust and each Series or Class thereof, including accounts of the assets, liabilities, receipts, disbursements, gains, losses, capital and retained earnings of all Series or Classes thereof. The books of account shall at all reasonable times be open to inspection by any Trustee.

The Treasurer shall deposit all monies and other valuables in the name and to the credit of the Trust and each Series with such depositaries as may be designated by the Trustees. He or she shall disburse the funds of the Trust and each Series as may be ordered by the Trustees, shall render to the President and Trustees, whenever they request it, an account of all of his or her

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transactions as chief financial officer and of the financial condition of the Trust and shall have other powers and perform such other duties as may be prescribed by the Trustees or these By-Laws.

Any Assistant Treasurer may perform such duties of the Treasurer as the Trustees or the Treasurer may assign, and, in the absence of the Treasurer, may perform all the duties of the Treasurer.

Section 11. Compensation of Officers. Each officer may receive such compensation from the Trust for services and reimbursement for expenses as the Trustees may determine.

ARTICLE VI

Inspection of Records and Reports

Section 1. Inspection by Shareholders. No Shareholder shall have any right to inspect any account, book or document of the Trust or any Series that is not publicly available, except as conferred by the Trustees. The books and records of the Trust may be kept at such place or places as the Board of Trustees may from time to time determine, except as otherwise required by law.

Section 2. Inspection by Trustees. Every Trustee shall have the absolute right at any reasonable time to inspect all books, records, and documents of every kind and the physical properties of the Trust or any Series. This inspection by a Trustee may be made in person or by an agent or attorney and the right of inspection includes the right to copy and make extracts of documents.

Section 3. Financial Statements. A copy of any financial statements and any income statement of the Trust and any Series for each semi-annual period of each fiscal year and accompanying balance sheet of the Trust and Series as of the end of each such period that has been prepared by the Trust shall be kept on file in the principal executive office of the Trust for at least twelve (12) months and each such statement shall be exhibited at all reasonable times to any Shareholder demanding an examination of any such statement or a copy shall be mailed to any such Shareholder.

The semi-annual income statements and balance sheets referred to in this section shall be accompanied by the report, if any, of any independent accountants engaged by the Trust or the certificate of an authorized officer of the Trust that the financial statements were prepared without audit from the books and records of the Trust or Series.

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ARTICLE VII

General Matters

Section 1. Checks, Drafts, Evidence of Indebtedness. All checks, drafts, or other orders for payment of money, notes or other evidences of indebtedness issued in the name of or payable to the Trust or any Series shall be signed or endorsed in such manner and by such person or persons as shall be designated from time to time in accordance with the resolution of the Trustees.

Section 2. Contracts and Instruments; How Executed. The Trustees, except as otherwise provided in these By-Laws, may authorize any officer or officers, agent or agents, to enter into any contract or execute any instrument in the name of and on behalf of the Trust or any Series and this authority may be general or confined to specific instances; and unless so authorized or ratified by the Trustees or within the agency power of an officer, no officer, agent, or employee shall have any power or authority to bind the Trust or any Series by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount.

Section 3. Fiscal Year. The fiscal year of the Trust shall be fixed and refixed or changed from time to time by the Trustees. The fiscal year of the Trust shall be the taxable year of each Series of the Trust.

Section 4. Seal. The seal of the Trust shall consist of a flat-faced dye with the name of the Trust cut or engraved thereon. However, unless otherwise required by the Trustees, the seal shall not be necessary to be placed on, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust or any Series.

Section 5. Severability. The provisions of these By-Laws are severable. If the Trustees determine, with the advice of counsel, that any provision hereof conflicts with the Investment Company Act of 1940, the regulated investment company provisions of the Internal Revenue Code or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of these By-Laws; provided, however, that such determination shall not affect any of the remaining provisions of these By-Laws or render invalid or improper any action taken or omitted prior to such determination. If any provision hereof shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision only in such jurisdiction and shall not affect any other provision of these By-Laws.

Section 6. Headings. Headings are placed in these By-Laws for convenience of reference only and in case of any conflict, the text of these By-Laws rather than the headings shall control.

Column A - General Trust Information

ARTICLE VIII

Amendments

Section 1. Amendment. These By-Laws may be restated, amended, supplemented or repealed by a majority vote of the Trustees, without any vote or consent of the Shareholders.